SCI Systems, Inc.

EXHIBIT 11 - Computation of Primary and Fully Diluted Earnings Per Share

(In thousands of dollars except number of shares and per share amounts)


							Quarter Ended:
							September 25,   September 26,
											1994            1993

Primary Earnings (Loss) Per Share
- - ----------------------------------
Income from continuing operations                      $10,057          $9,174
Loss from discontinued operations                          -0-          (1,325)
							------           -----
									Net income        $10,057          $7,849
													=======          ======

Weighted average number of shares outstanding
	during period                                      27,311,028      27,057,612
Applicable number of shares for common stock
	equivalents (stock options) outstanding for period,
	using Treasury Stock Method based on average market
	price for period                                      464,591         634,969
										----------      ----------
		Weighted average number of shares used
			in computation                            27,775,619      27,692,581
										==========      ==========

Primary earnings per share:
	From continuing operations                               $.36            $.33
	From discontinued operations                              -0-            (.05)
									----            ----
									Net income           $.36            $.28
									====            ====

Fully Diluted Earnings (Loss) Per Share
- - ---------------------------------------
Income from continuing operations                      $10,057          $9,174
Loss from discontinued operations                          -0-          (1,325)
							------           -----
								Net income          10,057           7,849
Add back after-tax interest expense for outstanding
	5 5/8% convertible subordinated debentures                317             384
							------           -----
Adjusted net income used in fully diluted computation  $10,374          $8,233
							======           =====

Weighted average number of shares outstanding
	during period                                      27,311,028      27,057,612
Applicable number of shares for common stock
	equivalents (stock options) outstanding for period,
	using Treasury Stock Method based on period ended
	market price                                          464,591         634,969
Number of shares to be issued if 5 5/8% convertible
	subordinated debentures were converted              1,850,727       1,850,727
										----------      ----------
		Weighted average number of shares used
			in computation                            29,626,346      29,543,308
										==========      ==========

Fully diluted earnings per share:
	From continuing operations                               $.35            $.32
	From discontinued operations                              -0-            (.04)
									----             ---
									Net income           $.35            $.28
									====            ====
										(*)             (*)
(*) The potential conversion of the convertible debentures represented less than 3%; consequently, fully diluted earnings per share are not presented on the income statement.